Exhibit 99.1

Iconic Sports Acquisition Corp. Announces Pricing of
Upsized $300 Million Initial Public Offering

LONDON, United Kingdom, October 21, 2021 -- Iconic Sports Acquisition Corp. (“Iconic Sports” or the “Company”) today announced the pricing of its upsized initial public offering of 30,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “ICNC.U” beginning October 22, 2021. Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separately trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “ICNC” and “ICNC WS,” respectively. The offering is expected to close on October 26, 2021, subject to customary closing conditions.

Iconic Sports is a special purpose acquisition company formed for the purpose of entering into a business combination with one or more businesses. While it may pursue a business combination in any business industry or sector, the Company expects to capitalize on the ability of its sponsor group and management team to identify, acquire and accelerate a business in the global sports industry or an adjacent sector including data and analytics, media and technology. In doing so, the Company intends to focus its search on iconic businesses, including sports franchises, which will complement its differentiated expertise, benefit from its strategic and hands-on operational leadership and where it believes there are opportunities for attractive risk-adjusted returns and to build a platform for future investments.

The sponsor group behind Iconic Sports is a partnership between James G. Dinan, Alexander Knaster, Edward Eisler and Tifosy SponsorCo LLC, an affiliate of Tifosy Capital & Advisory, a leading boutique sports advisory firm. The Company is led by Co-Chief Executive Officers Gianluca Vialli and Fausto Zanetton, and brings together a powerful combination of experience, industry relationships and global expertise across sports, finance and management.

Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC are serving as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov or from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, email: usa.prospectus@credit-suisse.com or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, email: prospectus@morganstanley.com.

A registration statement relating to the securities became effective on October 21, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the risk factors section of the Company’s registration statement and preliminary prospectus for the Company's offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

+1 212 257 4170